UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2015

BALL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-07349 (Commission File Number)	35-0160610 (IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000 Broomfield, Colorado (Address of principal executive offices)	80021-2510 (Zip Code)

Registrant’s telephone number, including area code: (303) 469-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8—OTHER EVENTS

Item 8.01.  Other Events.

As previously announced, on February 19, 2015, Ball Corporation, an Indiana corporation (“Ball”), issued an announcement pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers disclosing the terms of a recommended offer (the “Offer”) by Ball to acquire all of the issued and to be issued shares of Rexam PLC, a public limited company registered in England and Wales (“Rexam”), in a cash and stock transaction (the “Acquisition”) on the terms and subject to the conditions set forth in the Offer, as described in Ball’s Current Report on Form 8-K/A filed with the SEC on February 19, 2015, as amended and restated by Amendment No. 2 on Form 8-K/A filed on June 12, 2015.

The unaudited pro forma condensed combined financial statements and related notes of Ball for the year ended December 31, 2014 and as of and for the nine months ended September 30, 2015 are attached hereto as Exhibit 99.1 and incorporated by reference herein.  The unaudited condensed consolidated financial statements of Rexam and its subsidiaries as of and for the six months ended June 30, 2015 and 2014 are attached hereto as Exhibit 99.2 and incorporated by reference herein.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Statements and Related Notes of Ball for the year ended December 31, 2014 and as of and for the nine months ended September 30, 2015
99.2	Unaudited Condensed Consolidated Financial Statements of Rexam and its subsidiaries as of and for the six months ended June 30, 2015 and 2014

Forward-Looking Information

This Current Report on Form 8-K, and the documents incorporated by reference into this Current Report, contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied. Ball undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 to our most recent Annual Report on Form 10-K and Exhibit 99 to our most recent Quarterly Report on Form 10-Q, which are available on our website and at www.sec.gov. Factors that might affect: a) our packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange or tax rates; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) Ball as a whole include those listed above plus: changes in senior management; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. Food and Drug Administration and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of Ball’s defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives; interest rates affecting our debt; and successful or unsuccessful acquisitions and divestitures, including, with respect to the proposed Rexam acquisition, the effect of the announcement of the acquisition on our business relationships, operating results and business generally; the occurrence of any event or other circumstances that could give rise to the termination of our definitive agreement with Rexam in respect of the acquisition; the outcome of any legal proceedings that may be instituted against us related to the definitive agreement with Rexam; the failure to satisfy conditions to completion of the acquisition of Rexam, including the receipt of all required regulatory approvals; and the amount of any divestitures and the terms on which they can be sold in order to receive regulatory approval for the acquisition of Rexam PLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION

Date: November 27, 2015	By:	/s/ Charles E. Baker
Charles E. Baker Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Statements and Related Notes of Ball for the year ended December 31, 2014 and as of and for the nine months ended September 30, 2015
99.2	Unaudited Condensed Consolidated Financial Statements of Rexam and its subsidiaries as of and for the six months ended June 30, 2015 and 2014